SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. 1)

Check the appropriate box:

[X]  Preliminary Information Statement

[  ]   Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[  ]   Definitive Information Statement

View Systems, Inc.

(Name of Registrant as Specified In Its Charter)

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[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registrant statement number, or the form or schedule and the date of its filing.

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View Systems, Inc.

1550 Caton Center Drive, Suite E

Baltimore, Maryland 21227

Telephone: (410) 242-8439

INFORMATION STATEMENT

This information statement is being furnished by View Systems, Inc., a Nevada corporation, to the holders of our common stock ..    The corporate action is taken to recapitalize the structure of the company to provide for the issuance of equity for investment and reduce debt and to change the company’s name.   This action was approved by a written consent from a majority of the voting power of the common stock in lieu of a special meeting of stockholders, and, therefore, no further votes will be needed.

This Information Statement is being mailed on or about June 23, 2008, to all stockholders of record at the close of business on May 7, 2008.   This Information Statement is being provided pursuant to the requirements of Rule 14c-2 promulgated under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to inform holders of common stock entitled to vote or give an authorization or consent in regard to the corporate actions that these corporate actions have been approved by a written consent of a majority of stockholders.

If you have any questions regarding this information statement please contact:

Stockholder Relations

View Systems, Inc.

1550 Caton Center Drive, Suite E

Baltimore, Maryland 21227

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

THE TRANSACTION DISCUSSED IN THIS INFORMATION STATEMENT IS BEING PROVIDED FOR INFORMATIONAL PURPOSES ONLY.

THIS INFORMATION STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES.

INTRODUCTION

The Board of Directors of View Systems, Inc. (the “Board”) approved a reverse split of 80:1 of the issued and outstanding of the common stock as soon as practicable possible to allow View Systems to move forward with needed financings, debt conversion   and  further develop our business operations.

The reverse split is not intended to take the company private ..   The reverse split, when effective, will not change our authorized shares of common stock or par value ..   Except for any changes as a result of the treatment of fractional shares, each shareholder who owns 80 or more shares should hold the same percentage of common stock outstanding immediately following the reverse stock split as the shareholder did immediately prior to the reverse stock split.

The company also will change its name to Tetra Energy Resources, Inc.  The company is applying for a new CUSIP number, symbol and name change.  The company will continue to sell security products and look for merger and acquisition opportunities.

Nevada Revised Statutes (“NRS”) 78.320 and our bylaws provide that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting, if before or after the action, a written consent is signed by stockholders holding at least a majority of the voting power.  NRS 78.350 provides that the record date is the first date on which a valid, written consent is delivered in accordance with NRS 78.320.   Accordingly, the record date for stockholders entitled to vote on these matters is May 7, 2008 (the “Record Date”).    On the Record Date we had 98,398,422 shares of common stock outstanding and 7,171,725 shares of Series A Preferred stock.  The approval and ratification by the stockholders for the matters voted upon will become effective twenty calendar days from the mailing date of this information statement.  We anticipate that this information statement will be mailed on or about June 16, 2008.  After the twenty-day period, our executive officers will complete any necessary procedures to effect the approved corporate actions.

 CHANGE OF NAME

We are changing our name to Tetra Energy Resources, Inc ..  .

THE REVERSE SPLIT

We will effect a one-for- eighty (1:80) reverse split of our issued common stock.  At May 7, 2008,

there were 98,398,422 shares of our common stock issued and outstanding. The effect of the reverse-

split is that each 80 shares of our common stock outstanding immediately prior to the Effective Date

(the "Old Shares") will be automatically converted into one (1) share of our common stock (the "New

Shares"), reducing the number of outstanding shares of our common stock to approximately 1,229,980 shares, subject to rounding.  Fractional shares will be rounded up.

The effective date for the reverse split is anticipated to be on or about June 26 , 2008. Our common stock

will be quoted on the OTC Bulletin Board at the post-split price on the Effective Date.   Prior to the

Effective Date, we will announce the new trading symbol for our common stock on the OTC Bulletin

Board which will reflect the post-split trading.   The New Shares will be fully paid and non-assessable.  The

New Shares will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Old Shares.

The reverse stock split will have the following effects upon our common stock:

1. The number of shares owned by each holder of common stock will be reduced eighty fold;

2. The number of shares of our common stock which will be issued and outstanding after the reverse stock split will be reduced from shares of our common stock to approximately 1,229,980 shares, subject to rounding.

3. The per share loss and net book value of our common stock will be increased because there will be a lesser number of shares of our common stock outstanding;

4. The stated capital on our balance sheet attributable to the common stock will be decreased 80 times its present amount and the additional paid-in capital account will be credited with the amount by which the stated capital is decreased; and

5. All outstanding convertible securities and options entitling the holders thereof to purchase shares of common stock will enable such holders to purchase, upon exercise thereof, 80 times fewer of  the number of shares of common stock which such holders would have been able to purchase upon exercise.

Interest of certain persons in or opposition to matters to be acted upon.

Pre-Split

The following tables set forth information as of May 30, 2008 regarding the pre-reverse-split beneficial ownership of our common and preferred stock, (a) each stockholder who is known by the Company to own beneficially in excess of 5% of our outstanding common stock; (b) each director known to hold common stock; (c) the Company's chief executive officer; and (d) the executive officers and directors as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of common stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of stock. The percentage of beneficial ownership of common stock is based upon 98,398,422 shares of common stock outstanding as of May 7, 2008. The preferred stock is convertible at a 7:1 ratio.

		NUMBER OF SHARES	PERCENT OF SHARES
NAME AND ADDRESS OF	TITLE	BENEFICIALLY	BENEFICIALLY
BENEFICIAL OWNER	OF CLASS	OWNED	OWNED

Michael L. Bagnoli	Common	720,000 (1)	Less than 1%
40 Redwood Court
Lafayette, Indiana 47905
Director

Martin Maassen	Common	2,449,919 (2)	2.5%
1340 Fawn Ridge Drive
West Lafayette, Indiana 47906
Director

Gunther Than	Common	2,584,140	2.6%
1550 Caton Center Drive,	Preferred	7,171,725	100%
Suite E
Baltimore, Maryland 21227
Director, CEO

Michael Woodford, Esq.	N/A
3227 61st Street
Boulder, CO 80301
Director

All Directors and officers	Common	5,754,059	5.8%
as a group	Preferred	7,171,725	100%

(1)     Represents 610,000 shares held by Mr. Bagnoli, 40,000 shares held by his spouse and 70,000 shares held by a trust.

(2)   Represents 1,699,919 held by Mr. Maassen and his spouse and 750,000 shares held by his spouse.

Post-Split

The following tables set forth information as of May 30, 2008 regarding the post-split beneficial ownership of our common and preferred stock, (a) each stockholder who is known by the Company to own beneficially in excess of 5% of our outstanding common stock; (b) each director known to hold common stock; (c) the Company's chief executive officer; and (d) the executive officers and directors as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of common stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of stock. The percentage of beneficial ownership is based upon 1,229,980 shares of common stock projected to be outstanding after the Effective Date.  In addition, by agreement of the preferred stockholders, the conversion ratio from preferred to common stock is reduced from 15:1 to 7:1.

		NUMBER OF SHARES	PERCENT OF SHARES
NAME AND ADDRESS OF	TITLE	BENEFICIALLY	BENEFICIALLY
BENEFICIAL OWNER	OF CLASS	OWNED	OWNED

Michael L. Bagnoli	Common	9,000 (1)	Less than 1%
40 Redwood Court	Preferred	750,000	12%
Lafayette, Indiana 47905
Director

Martin Maassen	Common	30,624 (2)	2.5%
1340 Fawn Ridge Drive	Preferred	1,000,000	16%
West Lafayette, Indiana 47906
Director

Gunther Than	Common	32,302	2.6%
1550 Caton Center Drive	Preferred	3,000,000	48%
Suite E
Baltimore, Maryland 21227
Director, CEO

Michael Woodford, Esq.	Common	--	--
3227 61st Street	Preferred	--	--
Boulder, CO 80301
Director

William D. Smith	Common	14,750	1.2%
1550 Caton Center Drive	Preferred	1,500,000	24%
Suite E
Baltimore, Maryland 21227

All Directors and officers	Common	86,676	7.0%
as a group	Preferred	6,250,000	100%

(1)  Represents 7,625 shares held by Mr. Bagnoli, 500 shares held by his spouse and 875 shares held by a trust.

(2)   Represents 21,249 held by Mr. Maassen and his spouse and 9,375 shares held by his spouse.

Executive Compensation.

No director or officer of the Company has been compensated or has an agreement to receive compensation for services rendered to the Company.

OTHER INFORMATION

The reverse stock split will be effected by NASDAQ and will be reported to our stock transfer

agent.   NASDAQ will increase the quote of our common stock by a factor of 80 on or after June 26 ,

2008, the Effective Date of the reverse-split.

Following the Effective Date, the share certificates representing the Old Shares will continue to be valid. In the future, new share certificates will be issued reflecting the effect of the reverse stock split, but this in no way will effect the validity of your current share certificates. The reverse split will occur on the Effective

Date without any further action on the part of our shareholders. After the Effective Date, each share certificate representing Old Shares will be deemed to represent 1/80th share of our common stock.

Certificates representing New Shares will be issued in due course as Old Share certificates are tendered for exchange or transfer to our transfer agent, Standard Registrar, Inc. We request that shareholders do not send in any of their stock certificates at this time.

As applicable, new share certificates evidencing New Shares that are issued in exchange for Old Shares representing restricted shares will contain the same restrictive legend as on the old certificates if the restriction period has not expired. Also, for purposes of determining the term of the restrictive period applicable to the New Shares, the time period during which a shareholder has held their existing pre-split shares will be included in the total holding period.

For more detailed information about the company, including financial statements, you may refer to our recent Form 10-Q for the period ended March 31, 2008 filed with the Securities and Exchange Commission.  This information may be found at the SEC’s EDGAR database at www.sec.gov.  Our audited financial statements are contained in our Form 10-KSB for the year ended December 31, 2007, also available at www.sec.gov.

Upon written request, we will furnish without charge to record and beneficial holders of our common stock a copy of any and all of the documents referred to in this Information Statement.  These documents will be provided by first class mail.  Please make your request to the address or phone number below.

Only one information statement is being delivered to stockholders sharing an address unless contrary instructions have been received from one or more of those stockholders.  We will promptly deliver separate copies to a household of any stockholder who did not receive an individual copy and who requests a copy.  Please submit your request to:

Stockholder Relations

Tetra Energy Resources, Inc.

1550 Caton Center Drive, Suite E

Baltimore, Maryland 21227

Telephone: (410) 242-8439 Fax: (410) 242-0765

By order of the Board of Directors,

_________________________________

Michael L. Bagnoli, Secretary

 June 6 , 2008